Exhibit 10.1

FIRST ULB CORP. 2011 STOCK INCENTIVE PLAN

1. Purpose of the Plan. The purpose of this First ULB Corp. 2011 Stock Incentive Plan is to offer certain Employees and Non-Employee Directors the opportunity to acquire a proprietary interest in the Company. Through the Plan, the Company seeks to attract, motivate and retain highly competent persons. The Company’s success is dependent upon the efforts of these people. The Plan provides for the grant of restricted stock awards and performance stock awards.

2. Definitions. As used herein, the following definitions shall apply.

“2011 Plan” or “the Plan” shall mean the First ULB Corp. 2011 Stock Incentive Plan, adopted by the Board of Directors on April 27, 2011.

“Act” shall mean the Securities Act of 1933, as amended.

“Administrator” shall mean the Board or any one of the Company’s Committees.

“APB 25” shall mean Opinion 25 of the Accounting Principles Board, as amended, and any successor thereof.

“Award” shall mean a Stock Award.

“Board” shall mean the Company’s Board of Directors.

“Cause” shall have the meaning given to it under the Participant’s employment agreement with the Company or a Company policy. If the Participant does not have an employment agreement or the employment agreement does not define this term, or the Company does not have a policy that defines this term, then Cause shall include malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Company which results in termination of the Participant’s service with the Company as determined by the Administrator.

“Change in Control” shall mean:

(i) the consummation of a plan of dissolution or liquidation of the Company;

(ii) the individuals who, as of the effective date hereof, are members of the Board (“Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that, if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (a “Person”) other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest;

(iii) the consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (a) the Company’s shareholders immediately prior to such reorganization, merger or consolidation own directly or indirectly at least 70% of the combined voting power of the Company’s outstanding voting securities resulting from such reorganization, merger or consolidation (the “Surviving Company”) in substantially the same proportion as their ownership of the Company’s voting securities immediately prior to such reorganization, merger or consolidation, and (b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or of a Company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company;

(iv) the sale of all or substantially all the Company’s assets to another person; or

(v) the acquisition by another Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of stock representing more than fifty percent (50%) of the Company’s voting power then outstanding by another Person.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee appointed by the Board in accordance with Section 3 below.

“Common Stock” shall mean the Company’s common stock.

“Company” shall mean First ULB Corp., a California corporation.

“Date of Grant” shall mean the effective date when the Administrator grants a Stock Award to a Grantee.

“Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” shall mean any individual who is a common-law employee of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the high bid and low asked prices for the Common Stock quoted by recognized securities dealer(s) on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Common Stock, its Fair Market Value shall be determined, in good faith, by the Administrator.

“FASB” shall mean the Financial Accounting Standards Board.

“Granted Stock” shall mean the shares of Common Stock that were granted pursuant to a Stock Award.

“Grantee” shall mean any person who is granted a Stock Award.

“Mature Shares” shall mean Shares that had been held by the Participant for a meaningful period of time such as six months or such other period of time that is consistent with FASB’s interpretation of APB 25.

“Non-Employee Director” shall mean a non-employee Board member.

“Participant” shall mean a Grantee.

“Performance Stock Award” shall mean an Award granted pursuant to Section 7 of the Plan.

“Plan” shall mean this F ULB Corp. 2011 Stock Incentive Plan.

“Restricted Stock Award” shall mean an Award granted pursuant to Section 6 of the Plan.

“Risk of Forfeiture” shall mean the Grantee’s risk that the Granted Stock may be forfeited and returned to the Company in accordance with Plan Section 6(a) or 7(a).

“Service” shall mean the performance of services for the Company by an Employee or Non-Employee Director as determined by the Administrator in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (i.e., from Employee to Non-Employee Director, or any other combination); (ii) transfers between locations of the Company or between the Company; or (iii) a Company approved leave of absence. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company.

“Service Provider” shall mean an Employee or Non-Employee Director.

“Share” shall mean a share of Common Stock.

“Stock Award” shall mean a Restricted Stock Award or a Performance Stock Award.

“Stock Award Agreement” shall mean a written agreement that evidences a Restricted Stock Award or Performance Stock Award in such form as the Administrator shall approve from time to time.

“Tax” or “Taxes” shall mean the federal, state and local income, employment and excise tax liabilities incurred by the Participant in connection with his/her Awards.

“Termination Date” shall mean the date on which a Participant’s Service terminates, as determined by the Administrator in its sole discretion.

“Vesting Event” shall mean the earlier of: (i) the occurrence of a Change in Control; (ii) the termination of a Participant’s Service (other than for Cause) following the approval by the Company’s shareholders of any matter, plan or transaction which would constitute a Change in Control; (iii) the death of the Participant, for all Stock Awards granted with an effective date of May 11, 2011 and afterward.

3. Administration of the Plan.

(a) Except as otherwise provided for below, the Plan shall be administered by (i) the Board or (ii) a Committee, which Committee shall be constituted to satisfy applicable laws.

(i) Section 162(m) To the extent that the Administrator determines that it is desirable to qualify Awards as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(b) Powers of the Administrator. Subject to the Plan provisions and in the case of specific duties delegated by the Administrator, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system when the Common Stock is then listed, the Administrator shall have the authority, in its sole discretion:

(i) to determine the Fair Market Value of the Common Stock;

(ii) to select the Service Providers to whom Awards may, from time to time, be granted under the Plan;

(iii) to determine whether and to what extent Awards are granted under the Plan;

(iv) to determine the number of Shares that pertain to each Award;

(v) to approve the terms of the Stock Award Agreements;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions may include, but are not limited to, the time or times when Awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(v) to delegate to others responsibilities to assist in administering the Plan;

(vi) to construe and interpret the terms of the Plan, Stock Award Agreements and any other documents related to the Awards;

(vii) to interpret and administer the terms of the Plan to comply with all Tax rules and regulations; and

(viii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards. The Administrator’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants whether or not such Participants are similarly situated.

(d) Liability. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a member of the Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other Company employee, officer or director to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Association or Bylaws, as a matter of law, or otherwise, or any power the Company may have to indemnify them or hold them harmless.

4. Stock Subject To The Plan.

(a) Basic Limitation. The total number of Stock Awards that may be awarded under the Plan may not exceed 130,000, subject to the adjustments provided for in Section 8 of the Plan.

(b) Additional Shares. In the event that any outstanding Award expires or is cancelled or otherwise terminated, the Shares that pertain to the unexercised Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company at their original purchase price, such Shares shall again be available for the purposes of the Plan.

5. Eligibility. The persons eligible to participate in the Plan shall be limited to Employees and Non-Employee Directors who have the potential to impact the long-term success of the Company and who have been selected by the Administrator to participate in the Plan.

6. Restricted Stock Award. Each Restricted Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

(a) Risk of Forfeiture.

(i) General Rule. Shares issued pursuant to a Restricted Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement and shall comply with the terms specified below.

(ii) Lapse of Risk of Forfeiture. The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. The Grantee shall vest in the Granted Stock at such times and under such conditions as determined by the Administrator and set forth in the Stock Award Agreement. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event.

(iii) Forfeiture of Granted Stock. Except as otherwise determined by the Administrator in its discretion, the Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee’s Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Restricted Stock were not satisfied during the designated period of time.

(b) Rights as a Stockholder. Upon vesting of a Restricted Stock Award, the Grantee shall have stockholder rights with respect to the voting of the vested shares of Granted Stock, subject to the conditions contained in the Stock Award Agreement.

(c) Dividends. The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Granted Stock.

(d) Non-transferability of Restricted Stock Award. Except as otherwise provided for in Section 12 of the Plan, Restricted Stock Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer any Award to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of an Award to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

7. Performance Stock Award. Each Performance Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator, and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

(a) Risk of Forfeiture.

(i) General Rule. Shares issued pursuant to a Performance Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement and shall comply with the terms specified below.

(ii) Lapse of Risk of Forfeiture. The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. The Grantee shall vest in or accelerate vesting in the Granted Stock, in whole or in part, if certain goals established by the Administrator are achieved over a designated period of time, but not in any event more than 10 years. At the discretion of the Administrator, the goals may be based upon the attainment of one or more of the following business criteria (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): net income; return on average assets (“ROA”); cash ROA; return on average equity (“ROE”); cash ROE; earnings per share (“EPS”); cash EPS; stock price; and efficiency ratio. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions. When establishing performance goals, the Administrator may exclude any or all “extraordinary items” as determined under generally accepted accounting principles including, without limitation, the charges or costs associated with the Company restructurings, discontinued operations, other unusual or non-recurring items and the cumulative effects of accounting changes. The Administrator may also adjust the performance goals for any performance cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Administrator deems appropriate. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event.

(iii) Forfeiture of Granted Stock. The Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee’s Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Performance Stock Award, including performance goals, were not satisfied during the designated period of time.

(b) Rights as a Stockholder. Upon vesting of a Performance Stock Award, the Grantee shall have stockholder rights with respect to the voting of the vested shares of Granted Stock, subject to the conditions contained in the Stock Award Agreement.

(c) Dividends. The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on Granted Stock.

(d) Non-transferability of Performance Stock Award. Except as otherwise provided for in Section 12 of the Plan, Performance Stock Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer any Award to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

8. Adjustments upon Changes in Capitalization.

(a) Changes in Capitalization. The limitations set forth in Section 4(a) of the Plan, the number of Shares that pertain to each outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued and outstanding Shares, effected without the receipt of consideration by the Company. Such adjustment shall be made by the Administrator, to the extent possible, so that the adjustment shall not result in an accounting consequence under APB 25 and FASB Interpretation No. 44, as amended, and so that the adjustment shall not result in any taxes to the Company or the Participant. The Administrator’s determination with respect to the adjustment shall be final, binding and conclusive.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. In such event, the Administrator, in its discretion, may provide for a Participant’s Right of Forfeiture to lapse on his/her Granted Stock. To the extent it has not been previously exercised, an Award will terminate upon termination or liquidation of the Company.

9. Cancellation and Regrant of Awards. The Administrator shall have the authority to effect, at any time, with the consent of the affected Grantee, the cancellation of any or all outstanding Stock Awards and to grant in substitution new Stock Awards covering the same or a different number of Shares. Notwithstanding the foregoing or anything in this Plan to the contrary, the Administrator may not take any action which would constitute a “repricing” of Awards without recommending that such repricing be subject to the approval of the Company’s shareholders prior to effectiveness. For purposes of Section 4 hereof, Shares underlying any Award cancelled by the Company in such exchange shall be available for issuance under the Plan; furthermore, except with respect to a Participant subject to Section 162(m) of the Code, a grant of any Award to a Participant pursuant to such exchange shall be disregarded for purposes of determining whether such Participant has exceeded any limitations hereunder limiting the amount of any type of Award or aggregate amount of Awards that may be granted to a Participant (except to the extent the number of Shares underlying such Awards exceeds the number of Shares underlying the Participant’s cancelled Awards).

10. Share Escrow/Legends. Unvested Shares issued under the Plan may, in the Administrator’s discretion, be held in escrow by the Company until the Participant’s interest in such Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested Shares.

11. Tax Withholding.

(a) For corporate purposes, the Company’s obligation to deliver Shares or remove any restrictive legends upon vesting of such Shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

(b) To the extent permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and the regulations adopted pursuant thereto, the Administrator may, in its discretion, provide any or all holders of unvested Shares under the Plan with the right to use previously vested Shares in satisfaction of all or part of the Taxes incurred by such holders in connection with the vesting of their Shares; provided, however, that this form of payment shall be limited to the withholding amount calculated using the minimum statutory rates. Such right may be provided to any such holder in either or both of the following formats:

(i) Stock Withholding: The election to have the Company withhold, from the Shares otherwise issuable upon the vesting of such Shares, a portion of those Shares with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory withholding rates interpreted in accordance with APB 25 and FASB Interpretation No. 44.

12. Effective Date and Term of the Plan. The Plan was approved by the Board on April 27,2011 and became effective upon approval by the Company’s shareholders on May __, 2011. Unless sooner terminated by the Administrator, the Plan shall continue until May __, 2021. When the Plan terminates, no Awards shall be granted under the Plan thereafter. The termination of the Plan shall not affect any Shares previously issued or any Award previously granted under the Plan.

13. Time of Granting Awards. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant such Award, or such other date as determined by the Administrator; provided, however, that any Award granted prior to the date on which the Plan is approved by the Company’s shareholders shall be subject to the shareholder’s approval of the Plan. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable period of time after the date of such grant.

14 Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made without his/her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain shareholder approval of any Plan amendment in a manner and to a degree as required.

(b) Effect of Amendment and Termination. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

15. Regulatory Approvals.

(a) The implementation of the Plan, the granting of any Awards and the issuance of any Shares upon the exercise of any granted Awards shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it and the Shares issued pursuant to it.

(b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement (if required) for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Capital Market, if applicable) on which the Common Stock is then listed for trading (if any).

16. No Employment/Service Rights. Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

17. Governing Law. This Plan shall be governed by California law, applied without regard to conflict of laws principles.

18. Code Section 409A. Awards under this Plan are intended to be exempt from Section 409A of the Code. Notwithstanding foregoing, to the extent (x) an Award constitutes a “deferral of compensation” within the meaning of Section 409 A of the Code, (y) the Grantee is a “specified employee” as determined pursuant to Section 409A of the Code as of the date of his or her “separation from service” (within the meaning of Treasury Regulation 1.409A-1(h)), and (z) any such Award cannot be settled or paid without subjecting the Grantee to “additional tax”, interest or penalties under Section 409A of the Code, then any such settlement or payment that is payable during the first six months following the Grantee’s “separation from service” shall be paid or provided to the Grantee on the first business day of the seventh calendar month following the month in which his or her “separation from service” occurs or, if earlier, at his or her death. In addition, any settlement or payment of an Award that is subject to Section 409A of the Code upon a termination of Service that represents a “deferral of compensation” within the meaning of Section 409 A of the Code shall only be settled or paid upon a “separation from service.